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                                     BY-LAWS

                                       OF

                           GE INVESTMENTS FUNDS, INC.

                      (Amended and Restated March 8, 2001)




                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of meeting. All meetings of the shareholders shall be held at the Corporation's principal office located at 6610 West Broad Street, Richmond, Virginia 23230, in the County of Henrico, or at such other place, either within or without the State of Virginia, as shall be designated in the notice of the meeting.

     Section 2. Annual Meetings. Annual meetings of shareholders may be held on a date fixed from time to time by the Board of Directors for the election of directors and the transaction of any other business within the powers of the Corporation. The Board of Directors shall not be required to hold an annual meeting of the shareholders in any particular year in which the election of directors is not required to be held under the Investment Company Act of 1940 (the "1940 Act").

     Section 3. Notice of Meetings. Written or printed notice of the annual meeting stating the place, date and hour, shall be given to each shareholder entitled to vote not less than ten nor more than sixty days before the date of the meeting. Notice of a meeting to act upon an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to (S)13.1-724 of the Virginia Stock Corporation Act or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days before the meeting date. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

     Section 4. Substitute Annual Meeting. If the annual meeting shall not be held on the date fixed by the Board of Directors, a substitute annual meeting may be called and a meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 5. Special Meetings. Special meetings of the shareholders may be called at any time by the President, by the Board of Directors, or by any shareholder pursuant to the written request of the holders of not less than ten percent of all the then outstanding shares of the capital stock of the Corporation entitled to vote at the meeting.

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     Section 6. Notice of Special Meeting. Written or printed notice of a special meeting of shareholders, stating the place, date, hour and purpose shall be given by the Secretary to each shareholder entitled to vote not less than ten nor more than sixty days before the date fixed for the meeting. Notice of a meeting to act upon an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to (S)13.1-724 of the Virginia Stock Corporation Act or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days before the meeting date.

     Section 7. Voting Lists. At least ten days before each meeting of shareholders, the Secretary shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to the meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours of the Corporation This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     Section 8. Proxies. Each shareholder shall at every meeting of the shareholders be entitled to one vote (or fraction thereof) in person or by proxy for each share (or fraction thereof) of Capital Stock held by such shareholder, but no proxy shall be voted after eleven months from its date, unless expressly provided in the proxy. Proxies shall be filed with the Secretary of the Corporation prior to the meeting of shareholders at which votes will be cast pursuant to such proxies.

     Section 9. Quorum. If a quorum shall not be present at any meeting of the shareholders, the shareholders present may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present. At an adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the original meeting.

     Section 10. Voting of Shares. Each outstanding share of the Capital Stock of the Corporation or fraction thereof, shall be entitled to one vote or appropriate fraction thereof, on each matter submitted to a vote at a meeting of shareholders. The vote of a "majority of the outstanding voting securities," required for changes in fundamental policies, approval of an investment advisory agreement, and certain other matters specified in the 1940 Act, means the lesser of: (a) the vote of shareholders having more than fifty percent (50) of the outstanding votes, or (b) the vote of shareholders having sixty-seven (67) or more of the eligible votes represented at a meeting if more than fifty (50) of the outstanding votes are present or represented by proxy. Fractional votes shall be counted.

     Section 11. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights (other than dividends equal to the entire undistributed net income of the Corporation that accrue automatically on a daily basis), or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of


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Directors may fix in advance, a record date which shall be not more than seventy days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     With respect to an annual meeting of shareholders, if the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of and to vote at such meeting, the record date for such purpose shall be the close of business on the 20th day (not counting the date of the annual meeting) next preceding the date of the annual meeting. With respect to any meeting other than the annual meeting of shareholders, if the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders the record date shall be the close of business ten business days prior to the date on which notice of the meeting is mailed.

     Section 12. Inspectors of Election. The Corporation, in advance of any meeting of shareholders, shall appoint one or more inspectors to act at the meeting or any adjournment thereof, and make a written report of such appointment. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In case any person who may be appointed as an inspector or as an alternate fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors (in advance of the meeting) or by the person presiding at such meeting. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots. The inspectors shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote (retaining a record of the disposition of any challenges made to the determination by the inspector or inspectors), count and tabulate all votes, ballots or consents, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or of any shareholders, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be five. By amendment of this By-Law the number of Directors may be increased or decreased, to the extent permitted by law including (S)13.1-675 of the Virginia Stock Corporation Act, from time to time by the vote of a majority of the entire Board of Directors, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The composition of the Board of Directors shall conform to the requirements of the 1940 Act. Each Director shall serve indefinitely or until any successor is duly elected and qualified. Any director may resign at any


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time upon written notice to the Corporation or the Board of Directors. Any director may be removed, with or without cause, at any meeting of shareholders called for such purpose and at which a quorum is present by the vote of holders of not less than a majority of the capital stock of the Corporation issued and outstanding and entitled to vote in any election of Directors. The vacancy in the Board of Directors caused by such removal shall be filled in accordance with
Section 2 below. Directors need not be shareholders or residents of the Commonwealth of Virginia.

     Section 2. Vacancies and Newly-created Directorships. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the requirements of the 1940 Act, be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, even if such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the directors then in office, even if such majority is less than a quorum, unless prohibited by the 1940 Act. If at any time after filling a vacancy, less than 2/3 of the directors then holding office were not duly elected by the shareholders, a special meeting of the shareholders shall be called within 60 days for the purpose of electing directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. The shareholders may elect a director at any time to fill any vacancy not filled by the Board of Directors.

     Section 3. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the shareholders.

     Section 4. Meetings. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the Commonwealth of Virginia. Regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the President. Notice of special meetings of the Board of Directors shall be given by the Secretary to each director at least five days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or by telegraph. The notice need not specify the business to be transacted.

     Section 5. Quorum and Voting. At meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Subject to the requirements of the 1940 Act, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.

     Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint from among its members an executive committee and


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other committees of the Board of Directors, each committee to be composed of two or more of the Directors of the Corporation. The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except the powers specifically withheld by (S)13.1-689D of the Virginia Stock Corporation Act. At meetings of any such committee, a majority of the members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee.

     Section 7. Minutes of Committee Meetings. All of the committees shall keep regular minutes of their proceedings.

     Section 8. Informal Action by Board of Directors and Committees. Subject to the requirements of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent is signed either before or after such action, by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     Section 9. Meetings by Conference Telephone. Subject to the requirements of the 1940 Act, the members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

     Section 10. Fees and Expenses. Directors shall not receive any compensation for their service except that by resolution of the Board of Directors a fixed sum and expenses for attendance at each meeting of the Board of Directors, if any, may be allowed for Board service and for attendance at each regular meeting or special meeting of the Board or any committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation. No director, who is regularly employed by the Corporation or by any affiliated company in the Aon Corporation affiliated group of corporations (other than a person serving as a disinterested director of Aon Asset Management Fund, Inc. or Life of Virginia Series Fund, Inc.) shall receive from the Corporation any director fees or be reimbursed for any expenses by the Corporation.

                                  ARTICLE III

                                    OFFICERS

     Section 1. Titles and Duties. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board of Directors, an Executive Vice President, one or more Vice Presidents, one or more Assistant

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Secretaries, one or more Assistant Treasurers, and such other officers as it shall deem necessary. Except as otherwise specifically provided in these By-Laws, such additional officers shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     The officers of the Corporation shall have such duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.

     Section 2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors from time to time for such terms as the Board of Directors may determine. Each officer shall hold office until his successor is elected and qualified.

     Section 3. Removal. Any officer elected or appointed by the Board of Directors may resign or be removed by the Board of Directors with or without cause whenever the Board of Directors, in its absolute discretion, shall consider that the best interest of the Corporation shall be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed.

     Section 4. Vacancies. Vacancies among the officers of the Corporation may be filled by a vote of the majority of the whole Board of Directors at any regular or special meeting of the Board.

     Section 5. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 6. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President or the Treasurer or the Secretary shall have full power and authority in behalf of the Corporation either to appoint attorneys or vote any stock held by this Corporation at any meetings of the shareholders of any corporation in which this Corporation may hold stock and at or in connection with any such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                                   ARTICLE IV

                                  CAPITAL STOCK

     Section 1. Certificates. The Corporation may, but shall not be required to issue certificates evidencing the shares of capital stock held by its shareholders. In the event that the Corporation elects to issues certificates, each certificate shall be in such form as the Board of Directors shall adopt. Each certificate shall be signed by the President or a Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer or by any other officer authorized by resolution of the Board of Directors. If a certificate is signed by a transfer

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agent of the Corporation the signatures of such officers of the Corporation may be by facsimile, engraved or printed. Each certificate shall have the seal of the Corporation impressed on the certificate or a facsimile of the seal printed, engraved or reproduced on the certificate. In the event any officer who shall have signed or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate nevertheless may be issued and delivered as though the person who signed such certificate or whose facsimile signature has been used had not ceased to be an officer of the Corporation

     Section 2. Consideration for Initial Sales of Shares. The initial sale of shares of the capital stock of the Corporation shall be for the following consideration:


              CAPITAL STOCK                               CONSIDERATION
         Class A (Common Stock
         Index Portfolio)                                            $10.00

         Class B (Government
         Securities Portfolio)                                       $10.00

         Class C (Money Market
         Portfolio)                                                  $10.00

         Class D (Total Return
         Portfolio)                                                  $10.00

         Class E                                                     $10.00

         Class F                                                     $10.00

         Class G                                                     $10.00

         Class N                                                     $10.00

         Class I                                                     $10.00

         Class J                                                     $10.00

         Class K                                                     $10.00


     Section 3. Consideration for Subsequent Sales of Shares. After the initial sale of shares of a class of capital stock of the Corporation, the subsequent sale of shares of that class shall be for a consideration equal to the net asset value per share of that class next determined after the

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Corporation receives the purchase order. The net asset value shall be determined in accordance with the provisions of Article V of these By-Laws.

     Section 4. Issuance of Shares of Capital Stock. The Corporation shall not issue any share or fractional share, of its capital stock unless and until is has received the consideration for the shares being purchased, as specified in
Section 2 or Section 3 above, whichever is applicable.

     Section 5. Lost Certificates. Upon receipt of evidence satisfactory to the Board of Directors that a certificate of capital stock has been lost or destroyed, and upon receiving indemnity satisfactory to the Board of Directors against loss to the Corporation plus the payment of such reasonable service charge as the Board of Directors may determine, the Board of Directors may authorize the issue of a new certificate.

     Section 6. Fractional Share Interests. The Corporation may issue fractions of a share of Capital Stock, and pay in cash the fair value of fractions of a share of Capital Stock as of the time when those entitled to redeem such fractions are determined. Fractional shares of Capital Stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation.

     Section 7. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon the surrender of the certificate (if a certificate has been issued) for the shares sought to be transferred by the record holder or his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

     Section 8. Registered Owners. The Corporation shall be entitled to recognize the right of a person registered on its books as the owner of shares to be the exclusive owner of such shares for all purposes including redemption, voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Virginia.

     Section 9. Transfer Agent. The Board of Directors may appoint one or more transfer agents and may require all stock certificates to be signed or countersigned by the transfer agent.

     Section 10. Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

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                                   ARTICLE V

                   DETERMINATION OF NET ASSET VALUE PER SHARE
                     OF THE CAPITAL STOCK OF THE CORPORATION

     Section 1. Net Asset Value. The net asset value per share of each class of the capital stock of the Corporation shall be computed once a day, Monday through Friday, on each day that the New York Stock Exchange is open for business other than those holidays or other days listed in the Corporation's Prospectus. The value of the assets of each class of sock shall be computed as of the time of the close of trading on the New York Stock Exchange.

     Section 2. Determination of Net Asset Value. The net asset value of each class of the capital stock of the Corporation shall be computed by deducting from the assets allocated to each class of capital stock (a) the specific liabilities of each class (including brokerage commissions or fees or any reserves for contingencies or taxes allocable to the assets allocated to each class), and (b) the general liabilities of the Corporation allocated to each class in proportion to the net asset values of the respective class.

     Section 3. Net Asset Value per Share. The net asset value of each class of the capital stock of the Corporation shall be divided by the number of shares of the capital stock of such class then outstanding on the books of the Corporation (whether or not certificates have been issued) and adjusted to the nearest whole cent to determine the net asset value per share of each share of the capital stock or fraction thereof of that class.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     Section 1. Seal. The seal of the Corporation shall be circular in form bearing the inscription "Life of Virginia Series Fund, Inc. - Virginia" around the circumference with the word "SEAL" in the center.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31.

     Section 3. Audit. The accounts of the Corporation shall be audited as of each fiscal year-end by a firm of certified public accountants selected in accordance with the provisions of the 1940 Act.

     Section 4. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve at any time.

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     Section 5. Annual Report. The books of account of the Corporation shall be examined by an independent firm of public accountants, selected and ratified in accordance with the provisions of the 1940 Act, at the close of each annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation.

     Section 6. Capital Stock Ledger. The Corporation shall maintain at its principal office within the Commonwealth of Virginia an original or a duplicate Capital Stock ledger containing the names and addresses of all shareholders and the number of shares of Capital Stock held by each shareholder. Such Capital Stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time for visual inspection.

     Section 7. Shareholder Access To Corporate Records. To the extent required by (S)13.1-771 of the Virginia Stock Corporation Act, shareholders shall be given access to records of the Corporation. Any person who has been a shareholder of record for at least six months immediately preceding a demand to have access to the Corporation's records or who shall be the holder of record of at least five percent of all the outstanding shares of the Corporation, upon written notice of at least five business days in advance, stating the purpose for the request, shall have the right to inspect and copy, during regular business hours at a reasonable business location specified by the Corporation and the Virginia Stock Corporation Act, the records of the Corporation.

                                  ARTICLE VII

                                   AMENDMENTS

     Section 1. These By-Laws may be repealed or changed, and new By-Laws made, by shareholder action meeting the requirements of the Virginia Stock Corporation Act and the 1940 Act. Subject to the provisions of the Virginia Stock Corporation Act and the 1940 Act, they may also be altered, amended or repealed by the Board of Directors at any meeting by a vote of the majority of the whole Board of Directors. Any By-Law provisions adopted by the Board of Directors shall be subject to repeal or change at any time by the shareholders by shareholder action meeting the requirements of the Virginia Stock Corporation Act and the 1940 Act.